Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Agere Systems Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to 9,000,000 shares of common stock (including the related Preferred Stock Purchase Rights), which may be Class A common stock, Class B common stock or a combination thereof, to be offered under the Agere Systems Inc. Management 401(k) Plan; and

WHEREAS, the Company proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to 3,000,000 shares of common stock (including the related Preferred Stock Purchase Rights), which may be Class A common stock, Class B common stock or a combination thereof, to be offered under the Agere Systems Inc. Represented 401(k) Plan; and

WHEREAS, the undersigned is a director and/or officer of the Company, as indicated below his or her signature:

NOW, THEREFORE, the undersigned hereby constitutes and appoints Mark T. Greenquist as attorney for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file any such registration statement with respect to the above-described common shares and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorney, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 4th day of December, 2001.

By: /s/ John T. Dickson                   By: /s/ Harold A. Wagner
Name:  John T. Dickson                    Name: Harold A. Wagner
Title: President, Chief                   Title: Director
       Executive Officer
       and Director

By: /s/ Rajiv L. Gupta                    By: /s/ John A. Young
Name:  Rajiv L. Gupta                     Name: John A. Young
Title: Director                           Title: Director

By: /s/ Rae F. Sedel                      By: /s/ Mark T. Greenquist
Name:  Rae F. Sedel                       Name: Mark T. Greenquist
Title: Director                           Title: Executive Vice
                                                  President and Chief
                                                  Financial Officer

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 20th day of December, 2001.

By: /s/ Frank A. D'Amelio                 By: /s/ Henry B. Schacht
Name:  Frank A. D'Amelio                  Name: Henry B. Schacht
Title: Director                           Title: Director